                             CONSTRUCTION LOAN AGREEMENT


                                   R E C I T A L S


    RMI CAPITAL MANAGEMENT CO. (the "Lender") has agreed to make a loan in the amount of up to Four Million Six Hundred Ninety-Five Thousand Dollars ($4,695,000.00)(the "Loan") to EMERITUS PROPERTIES II, INC. (the "Borrower") . The Borrower will use the Loan to acquire the property and construct improvements consisting of an assisted and independent living facility (the "Improvements") on such property (the "Property") legally described in EXHIBIT "A-1" attached to this Agreement. The Borrower will also use the Loan to pay other costs and expenses related to the development of the Property and approved by the Lender.

    The Borrower is executing its promissory note (the "Note") payable to the Lender in the amount of the Loan concurrently with Borrower's execution of this Agreement. The Note is to be secured by a Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement (the "Deed of Trust") encumbering the Property.

    This Agreement describes how the Loan will be disbursed by Lender and contains various covenants of the Borrower and other provisions relating to construction of the Improvements.

    I.   DISBURSEMENTS.

         A.   GENERAL DISBURSEMENT PROCEDURES.

              1. Disbursements of the Loan will be made by the Lender in the manner provided in the Disbursement Schedule attached as EXHIBIT "B" to this Agreement. Subject to paragraph 2 below, all disbursements will be made into a non-interest bearing special account of the Disbursement Agent (defined below) or Lender, or if the Lender so chooses, upon direct advance by the Lender to subcontractors, laborers or materialmen, or charge against Loan funds as provided in paragraph 2 below.

              2. Notwithstanding the provisions of paragraph 1 above, the Lender may elect, without further notice to or authorization by the Borrower, to use the Loan funds to pay, as and when due, any Loan fees owing to Lender, interest on the Loan, release charges under prior deeds of trust on the Property, legal fees and disbursements of the Lender's attorneys which are payable by the Borrower, and such other sums as may be owing from time to time by the Borrower to the Lender with respect to the Loan. Such payments may be made, at the option of the Lender, by (i) debiting or charging the Loan funds in the amount of such payments without first disbursing such amount into any special disbursement account, or (ii) disbursing all or any part of the amount of such payments into any special disbursement account and then debiting such account for such payments or invoicing Borrower therefor.

         B. COST INFORMATION. All disbursements will be based upon a detailed breakdown of the costs of construction of the Improvements and any financing or development costs for which the Borrower might request disbursement. The initial cost breakdown, as approved by the Lender, is attached as EXHIBIT "C" to this Agreement. In the event that the Borrower becomes aware of any change in the approved construction costs which would increase the total cost of construction of the Improvements shown on the attached cost breakdown, as that breakdown is revised from time to time and approved by the Lender, the Borrower must immediately notify the Lender in writing and promptly submit to the Lender for its approval a revised cost breakdown. No further disbursements need be made by the Lender unless and until the revised cost breakdown is approved. The Lender reserves the right to approve or disapprove any revised cost breakdowns in its discretion. If requested by Lender, Borrower shall furnish documentation evidencing the continuing availability of all funds necessary to complete the Improvements free of liens.

         C. REQUIRED DEPOSIT OF FUNDS BY BORROWER. If after reasonably consulting with Borrower about increases in estimated project costs, the Lender's Architect at any time reasonably determines that the amount of the undisbursed Loan proceeds will not be sufficient fully to pay for all costs required to complete the construction of the Improvements in accordance with the approved plans and specifications and for all financing and development costs to be incurred by the Borrower, whether such deficiency is attributable to changes in the work or construction or in the plans and specifications or to any other cause, the Lender may make written demand on the Borrower to deposit with the Lender in a money market fund approved by Lender funds equal to the amount of the shortage reasonably determined by the Lender ("Borrower's Construction Funds"). The Borrower must then deposit Borrower's Construction Funds with the Lender within ten (10) days after the date of the Lender's written demand. No further disbursements need be made by the Lender until Borrower's Construction Funds are deposited by the Borrower with the Lender. Whenever the Lender has any Borrower's Construction Funds on deposit, all disbursements will be considered to be made by the Lender first from Borrower's Construction Funds until they are exhausted.

         D. ADDITIONAL SECURITY. The Borrower irrevocably assigns to the lender and grants to the Lender a security interest in, as additional security for the performance of the Borrower's obligations under this Agreement, the Note and the Deed of Trust and all guaranties of same, its interest in all Loan funds held by the Lender, whether or not disbursed, all funds deposited by the Borrower with the Lender under this Agreement, all governmental permits obtained for the lawful construction of the Improvements, and all reserves, deferred payments, deposits, refunds, cost savings, tap fees, utility deposits, and payments of any kind relating to the construction of the Improvements. The Borrower irrevocably assigns to the Lender and grants to the Lender a security interest in all licenses and permits and in all engineering reports, land planning maps, plans and specifications, soils tests, surveys, environmental reports, feasibility studies, and other similar documents prepared for the construction of the Improvements. Upon any Event of Default of the Borrower, the Lender shall use any of the foregoing for any purpose for which the Borrower could have used them under this Agreement or with respect to the construction or financing of the Improvements. The Lender will also have all other rights and remedies as to any of the foregoing which are provided under applicable law or in equity.

         E. FIRST DISBURSEMENT. The Lender will not make the first disbursement of the Loan until the Borrower has fulfilled to the Lender's satisfaction all pre-closing conditions of the Lender's written loan commitment dated February 1, 1996 (the "Commitment"), the terms of which are incorporated herein by this reference, and all of the Lender's customary and reasonable loan opening conditions for construction loans.

              The first Loan advance will occur at closing and will include funds for the purchase or refinance of the Property, title premiums and fees, recording costs, Lender's legal fees, soil tests, building permits and fees, and loan closing costs certified by Lender. If in the reasonable opinion of Lender, the cost breakdown and construction budget indicate that the Loan proceeds are insufficient to complete construction, Borrower shall bring such shortfall to closing in cash or certified funds. Thereafter, Lender shall not be obligated to make any further loan advances (but Lender may make advances in its discretion on its sole authorization) until all conditions as specified in the Commitment and this Agreement are fulfilled by Borrower and construction has commenced. At the option of Lender, advances may be disbursed through a title Company or other agent (Disbursement Agent) in which event, Borrower shall comply with the Disbursement Agent's reasonable and normal requirements.

         F. SUBSEQUENT DISBURSEMENTS. Additional funds will be made available on a monthly basis as construction of Improvements related to the Project progresses but shall be limited to amounts actually paid or obligations actually incurred by the Borrower for the Improvements. Therefore, the actual Loan proceeds disbursed may be less than $4,695,000.00. Lender shall disburse proceeds from the Loan funds subject to retainage, if any, in the amount payable to the General Contractor as shown upon the latest application for payment for work completed. Material and labor costs shall be evidenced by the Contractor's billings showing the applicable retainage on hard costs. All requests for drawdowns shall be on forms approved by Lender and shall be supported by the following:

              1. Evidence satisfactory to the Lender of the payment by the Borrower to the Contractor of the aggregate amounts theretofore approved for payment;

              2. A certificate in form reasonably acceptable to the Lender executed by the Borrower certifying all representations and warranties of the Borrower made in this Agreement to the date of the advance have been fulfilled;

              3. A certificate in form reasonably acceptable to the Lender executed by Borrower's and Lender's Architects certifying that work finished to the date of the requested draw has been completed in a good and workmanlike manner in compliance with the plans and specifications and that the amount of work completed is in relation to the amount of funds requested;

              4. A monthly endorsement date down from the Title Company obtained by Lender indicating the ownership of the Property to be in the Borrower and further indicating that there are no liens or encumbrances against the Property other than as expressly approved by the Lender in writing;

              5. Unconditional mechanics' lien waivers or releases in form approved by the Lender from such subcontractors, materialmen and laborers as the Lender may designate, for prior disbursement; conditional waivers or releases for current disbursement;

              6.   A monthly report of the worker-hours worked for each trade.

              7. A monthly narrative status report by Lender's Architect or licensed engineer.

         Lender shall use its best efforts to disburse Loan advances on or about the tenth (10th) of each month provided that Borrower has submitted all appropriate documentation described above by the 25th of the preceding month, said advances to include the interest due and payable to Lender. The request for advances must be approved by Lender and certified by Borrower.

         G. RETAINAGE. Until the Improvements are 50% complete as certified by Lender's Architect, Lender shall disburse proceeds from the loan funds only to the extent of 90% of the contractor's billings for labor and materials. Thereafter, Lender shall disburse proceeds to the extent of 95% of the contractor's billings for labor and materials.

         H. DISBURSEMENT DISCONTINUANCE. Once the Lender begins making disbursements of Loan funds, the Lender need not make any further disbursements if:

              1. The Improvements are materially damaged by fire or other casualty and not repaired, unless the Lender actually receives insurance proceeds or Borrower Construction Funds sufficient in the Lender Architect's judgment to pay for the repair of the Improvements in a timely manner; or

              2. The Lender reasonably believes that the disbursement might not be entitled to priority over mechanics' or materialmen's liens or any intervening or subordinate liens on the property, unless the Lender receives, at the Borrower's expense, a title policy endorsement satisfactory to the Lender insuring priority; or

              3. The Borrower fails to provide to the Lender, at the Borrower's expense, a foundation survey upon the completion of the foundation for the Improvements and showing no encroachments; or

              4. The Lender reasonably believes that withholding a disbursement in whole or in part is required by applicable mechanics' lien laws; or

              5. The Borrower fails to deliver to Lender any assignments, agreements, permits or licenses required to be furnished hereunder, or any estoppel certificates or subordination agreements which Lender reasonably requires from tenants or proposed occupants of pre-leased space; or

              6. The Borrower enters into lease agreements containing terms, conditions and provisions which have not been previously approved by Lender; provided that, Borrower may execute resident agreements substantially in the form approved by Lender and leases of less than 10% of the floor area of the Improvements without Lender's consent; or

              7. Borrower's Contractor is using labor other than union labor or union trades in the construction of the Improvements without Lender's written consent; or

              8. The Borrower is otherwise in Event of Default under this Agreement; or

              9. The Lender reasonably believes, or the Lender's Architect reasonably believes, that if a disbursement is made, there would thereafter remain insufficient funds not previously advanced under the Loan to fully complete the Improvements free of liens; or

              10. The Borrower fails to post the sign identifying Lender as construction lender as required herein.

         I. FINAL DISBURSEMENT. The Lender will not be obligated to make its final disbursement of Loan funds (including any of the undisbursed retainage) as set forth in EXHIBIT "B" attached hereto unless and until Completion of Improvements (defined below). Completion of Improvements must occur within twelve (12) months of closing, subject to the Force Majeure clause of this Agreement, but in no event later than 24 months from the date of this Agreement.

         J. COMPLETION OF IMPROVEMENTS. Completion of Improvements shall be evidenced by:

              1. A Certificate of Completion signed by Borrower's Architect or engineer, attesting to the Completion of the Improvements in a good and workmanlike manner and in accordance with the Plans and Specifications.

              2. Certificate of Occupancy from the appropriate governmental authority subject to tenant finish requirements.

              3.   Survey showing the completed Improvements as-built.

              4.   Photographs of the completed Improvements.

              5. Detailed schedule of all chattels, fixtures, equipment, furniture and furnishings which will be used in the operation of the Improvements.

              6. List of all contractors, subcontractors, laborers and materialmen who worked on the project, together with unconditional lien waivers from each and total worker hours by trade worked.

              7. Title insurance endorsements to the Lender's policy which insure the lien-free completion of the Improvements, and any other endorsements required to close the permanent loan, if applicable.

              8. Lender approval of the completed Improvements and confirmation that all conditions precedent to the initial funding of the permanent loan or other take-out have been fulfilled as applicable.

              9. The Borrower must not be in Event of Default under this Agreement.


    II.  BORROWER'S COVENANTS.

         A.   CONSTRUCTION.

              1. COMMENCEMENT OF CONSTRUCTION. No materials shall be delivered to the site nor any labor be performed prior to Lender's authorization to commence construction. The Borrower will immediately commence construction of the Improvements not later than thirty (30) days from the date hereof subject to the Force Majeure clause of this Agreement ("Commencement of Construction"), and will diligently prosecute construction in accordance with the plans and specifications approved by the Lender.

              2. CHANGES TO PLANS. The Borrower must obtain the Lender's prior written approval of any material change in the plans and specifications for the Improvements approved by the Lender and also of any change in any work or materials for the Improvements which exceed an amount individually of Fifteen Thousand and No One-Hundredths Dollars ($15,000.00) or Forty Thousand and No One-Hundredths Dollars ($40,000.00) collectively. The Improvements shall be completed in compliance with such plans and specifications. In the event that changes are made to the plans and specifications which decrease the gross square footage of the Improvements, Borrower must obtain a new appraisal of the Property and the Loan amount will be adjusted as necessary to meet a 75% loan-to-value ratio.

                   In addition, if construction of the Improvements is being accomplished under one or more general contracts, the Borrower must obtain the Lender's prior written approval of such contracts. The Borrower must also obtain all approvals of any changes in plans, specifications, work, materials or contracts that are required by law, or under any lease, loan commitment or other agreement relating to the Property.

                   The Lender will have a reasonable time to evaluate any requests for its approval of any changes referred to in this paragraph, and will not be required to consider approving any changes unless all other approvals that are required from other parties have been obtained. Lender will be deemed to have approved if it fails to respond within ten (10) working days after Lender receives all information requested by Lender relating to such changes or if it fails to include a reasonable statement of its reasons with its disapproval. If it reasonably appears to the Lender that any change may increase the total cost of completing the Improvements, the Lender may require the Borrower to deposit additional Borrower Construction Funds sufficient to cover the increased costs as a condition to giving its approval. All contracts and subcontracts relating to the construction of the Improvements must contain provisions satisfactory to the Lender implementing the provisions of this paragraph.

              3. UNION COVENANT. Borrower covenants and agrees that all work performed at the Property, including tenant improvements, which is covered by or the subject of collective bargaining agreements ("Agreements")in effect from time to time for all the appropriate building trades shall be done in its entirety by contractors signed to and ABIDING BY those Agreements unless otherwise approved by Lender in writing. In addition, all contracts and subcontracts shall contain a provision that in the event the contractor or subcontractor fails to pay fringe benefit contributions then the Borrower shall have the right to withhold the amount of such contributions for direct payment to the benefit funds. A breach of these covenants shall be an event of default hereunder. Further, Borrower agrees that this foregoing construction covenant will be included in all contracts and subcontracts relating to this Project.
The General Contractor shall also be a signatory to the Agreements. This covenant shall continue in full force and effect until Completion of Improvements and 90% occupancy of the project have occurred.

         B. PERMITS AND LEGAL REQUIREMENTS. The Borrower will comply with and keep in effect all permits and approvals obtained from any governmental agencies that relate to the lawful construction of the Improvements. The Borrower will comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial or legal authorities having jurisdiction over the Property or Improvements, (including parking requirements) and with all recorded restrictions affecting the Property.

         C. SOIL ENGINEER'S REPORT. The Borrower shall faithfully comply with all recommendations and requirements of the soil report for the Property and furnish copies to Lender of the periodic inspection reports required therein.

         D. LISTS OF CONTRACTORS AND SUBCONTRACTORS. The Borrower will furnish to the Lender from time to time on request by the Lender, in a form acceptable to the Lender, correct lists of all contractors and subcontractors and union trades affiliated with each employed in connection with construction of the Improvements and true and correct copies of all executed contracts and subcontracts. The Lender may contact any contractor or subcontractor to verify any facts disclosed in the lists, and all contracts and subcontracts relating to construction of the Improvements must require the disclosure of the listed information to the Lender.

         E. PURCHASE OF MATERIALS; CONDITIONAL SALES CONTRACTS. No materials, equipment, fixtures or articles of personal property of the Borrower placed in the Improvements shall be purchased or installed under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless authorized by the Lender in writing.

         F. FOUNDATION SURVEY. Upon completion of the foundation, Borrower shall provide a foundation survey showing said foundations to be in the lot lines, not infringing on established easements and placed in accordance with the approved plans and ordinances.

         G.   INSPECTION; RIGHT TO STOP WORK.

              1. The Lender, and its respective agents and representatives, will each have the right at any reasonable time to enter the Property and inspect the work of construction and all materials, plans, specifications, change orders and other matters relating to the construction. The Lender will also have the right to examine, copy and audit the books, records, accounting data and other documents of the Borrower and contractors relating to the Property or construction of the Improvements.

              2. If the Lender in good faith determines that any work or materials do not conform to the approved plans and specifications or sound building practice, or otherwise depart from any of the requirements of this Agreement, then after notice to Borrower and 14 calendar days to cure, if Borrower has not corrected such deficiencies, then Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, the Borrower will promptly correct the work to Lender's satisfaction. No such action by the Lender will affect the Borrower's obligation to complete the Improvements on or before the Completion Date, nor be deemed to trigger an extension pursuant to the Force Majeure provision contained in this Agreement.

              3. The Lender is under no duty to supervise or inspect construction, inspect for compliance with building codes, or examine any books and records. Any inspection or examination by the Lender or agent of Lender is for the sole purpose of protecting the Lender's security and preserving the Lender's rights under this

Agreement.    No default of the Borrower will be waived by any inspection by the Lender. In no event will any inspection by the Lender be a representation that there has been or will be compliance with the plans and specifications or that the construction is free from defective materials or workmanship.

         H. PROTECTION AGAINST LIEN CLAIMS. The Borrower will promptly pay and discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Improvements. The Borrower will have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to the Lender. Upon the Lender's request, the Borrower will promptly provide a bond, cash deposit or other security reasonably satisfactory to the Lender to protect the Lender's interest and security should the contest be unsuccessful.

         I. SIGNS AND PUBLICITY. The Borrower at its sole cost will post a sign in a prominent location on the Property for the purpose of identifying RMI CAPITAL MANAGEMENT CO. and the participating pension funds as the "Construction Lenders", said sign to be approximately four (4) feet by eight (8) feet in size and in place within 30 days of closing. At the request of the Lender, the Borrower will use its best efforts to identify the Lender as the construction lender in publicity concerning the Property. In addition, within 30 days from closing, Borrower shall furnish to Lender 2 copies, approximately 8 x 10 inches in size, of a color artist's rendering showing the completed Improvements.

         J. INSURANCE. Prior to the loan closing, and until payment in full, Borrower agrees to carry insurance in amounts and by such insurance companies as is satisfactory to Lender and its legal counsel. Such coverage shall include, but not be limited to: Builder's Risk during period of construction, and fire and extended coverage insurance thereafter. In addition, Lender will require a certificate of insurance evidencing Borrower's liability insurance coverage, $2,000,000.00 limits, a certificate of contractor's worker's compensation insurance and certificate of contractor's public liability and property damage insurance, $2,000,000.00 limits. All insurance policies shall contain standard mortgagee clauses (without contribution) in favor of Lender and shall be deposited with Lender as evidence of such insurance until the Loan is fully paid.

    K. BORROWER COOPERATION. The Borrower agrees to cooperate at all times with the Lender in bringing about the timely Completion of the Improvements, and the Borrower will resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously.

    L. PAYMENT OF EXPENSES. The Borrower agrees to pay the Lender's reasonable out-of-pocket costs and expenses incurred in connection with the making or disbursement of the Loan or in the exercise of any of its rights or remedies under this Agreement, including, but not limited to, title insurance, title insurance endorsements, and escrow charges, recording charges and mortgage taxes, reasonable legal fees and disbursements, appraisal and survey charges, real estate taxes and special assessments, charges in connection with the delivery of the mortgage and reasonable travel expenses for Lender's monthly site inspections. The Borrower also agrees to pay reasonable Lender's Architect fees for review of the plans, specifications and documents relating to the construction of Improvements. The provisions of this paragraph will survive the termination of this Agreement and the repayment of the Loan.

    M. ACCOUNTING; CHANGES IN CONDITION. The Borrower will keep true and correct financial books and records on a cash basis for the construction of the Improvements, and will maintain adequate reserves for all contingencies. If required by the Lender, the Borrower will submit to the Lender at such times as the Lender requires (which will in no event be more often than monthly) a statement which accurately shows the application of all funds expended to date for construction of the Improvements and the source of those funds as well as the Borrower's best estimate of the funds needed to complete the Improvements and the source of those funds. The Borrower will promptly supply the Lender with any financial statements or other information concerning its affairs and properties as the Lender may reasonably request, and will promptly notify the Lender of any material adverse change in its financial condition or in the physical condition of the Property or Improvements.

    N. GOVERNMENTAL AGENCIES. The Borrower agrees to comply with the requirements of any commitment or agreement entered into by any governmental agency to assist the construction, sale, lease or financing of the Improvements, and with the terms of all applicable laws, regulations and requirements governing such assistance.

    0. INDEMNITY. The Borrower agrees to indemnify and hold the Lender harmless from and against all liabilities, claims, damages, costs and expenses (including, but not limited to, reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of the Improvements. Upon demand by the Lender, the Borrower will defend any action or proceeding brought against the Lender alleging any defective workmanship or materials, or the Lender may elect to conduct its own defense at the expense of the

Borrower. The provisions of this paragraph will survive the termination of this Agreement and the repayment of the Loan.

         P. ENTITY AGREEMENT. Prior to Completion of Improvements, Borrower agrees not to amend, or permit any amendment of, its corporate articles and bylaws without the prior written approval of Lender, which approval will not be unreasonably withheld; provided that, Borrower may make non-material amendments to its articles or bylaws which have no adverse effect on Lender without Lender's prior written approval. In any case of amendment, Borrower agrees to furnish a copy of such amended articles or bylaws to Lender within seven (7) days following the effective date of the amendment.

         Q. LEASES. The form and content of all leases shall be subject to review and approval by Lender, except as otherwise provided herein.


    III. DEFAULT AND REMEDIES.

         A. EVENTS OF DEFAULT. The Borrower will be in default under this Agreement if any of the following occurs ("Event of Default"):

              1. The Borrower fails to make any deposit of Borrower Construction Funds required under this Agreement within ten (10) days after written notice from the Lender; or

              2. The Borrower fails to comply with any other covenant contained in this Agreement which calls for the payment of money within seven
(7) days after written notice from Lender; or

              3. The Borrower fails to comply with any obligation, agreement or covenant contained in this Agreement other than those covenants referred to in (1) and (2) above, and such failure shall either be incurable or, if curable, shall remain uncured during any specific time period, if any, set out herein or if none shall remain uncured for a period of fifteen (15) days after the date of written notice thereof from Lender to Borrower. In the event that such failure, refusal or neglect, is susceptible of cure but is not cured within said fifteen
(15) days, so long as Borrower is diligently and continuously pursuing such cure, Lender shall permit Borrower an additional thirty (30) days to effectuate such cure; provided that prior to Completion of Improvements, such additional thirty (30) days shall not apply where such failure, refusal or neglect results, in Lender's reasonable determination, in a matter which is of an emergency nature.

              4. Construction of the Improvements is abandoned, or is not completed on or before the Completion Date subject to the Force Majeure provision of this Agreement; or

              5. Construction of the Improvements is halted prior to Completion of Improvements for any period of ten (10) consecutive days for any cause which is not beyond the reasonable control of the Borrower; or

              6. An Event of Default occurs under the Note, the Deed of Trust or any other Loan document.

         B. REMEDIES. If there is an Event of Default under this Agreement, the Lender may exercise any right or remedy which it has under the Deed of Trust, this Agreement or any other agreement with the Borrower relating to the Loan, or under any agreement guaranteeing the Loan or the completion of construction of the Improvements, or otherwise available at law or in equity or by statute, and all of the Lender's rights and remedies will be cumulative.
Upon an Event of Default, the Lender may withhold any one or more disbursements in its discretion, and no disbursement of Loan funds by the Lender will cure any default of the Borrower, unless the Lender agrees otherwise in writing. The Lender will also have the right in its discretion to enter the Property and take any and all actions necessary in its judgment to complete construction of the Improvements, including, but not limited to, making changes in plans, specifications, work or materials and entering into, modifying or terminating any contractual arrangements, subject to the Lender's right at any time to discontinue any work without liability. If the Lender elects to complete the Improvements, it will not assume any liability to the Borrower or any other person for completing the Improvements or for the manner or quality of construction of the Improvements and the Borrower expressly waives any such liability. The Borrower irrevocably appoints the Lender as its attorney-in-fact, with full power of substitution, to complete the Improvements in the Borrower's name, or the Lender may elect to complete construction in its own name. In any event, all sums expended by the Lender in completing construction will be considered to have been disbursed to the Borrower and will be secured by the Deed of Trust and any other instruments or documents securing the Loan, and any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional loan to the Borrower bearing interest at the rate provided in the Note and will be secured by the Deed of Trust and any other instrument or documents securing the Loan.

    IV.  MISCELLANEOUS.

         A. NO WAIVER; CONSENTS. Any waiver by the Lender must be in writing and will not be construed as a continuing waiver. No waiver will be implied from any delay or failure by the Lender to take action on account of any default of the Borrower. Consent by the Lender to any act or omission by the Borrower will not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for the Lender's consent to be obtained in any future or other instance. However, the Lender reserves the right to waive any requirement, if it determines in its sole discretion that such waiver is advisable.

         B. THIRD PARTIES NOT BENEFITTED. This Agreement is made and entered into for the sole protection and benefit of the Lender and the Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right to the Loan funds.

         C. JOINT AND SEVERAL LIABILITY. If the Borrower consists of more than one person or entity, each will be jointly and severally liable to the Lender for the faithful performance of this Agreement.


         D. NOTICES. All notices given under this Agreement must be in writing and delivered in accordance with the notice provisions of the Deed of Trust.

         E. AUTHORITY TO FILE NOTICES. The Borrower irrevocably appoints the Lender as its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in the Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that the Lender considers necessary or desirable to protect its security.

         F. LEGAL ACTIONS. The Lender will have the right, but not the obligation, to commence, appear in, and defend any action or proceeding that affects its security or its rights, duties or liabilities relating to the Loan, the Property, the Improvements, or this Agreement. The Borrower will pay promptly on demand all of the Lender's reasonable out-of-pocket costs, expenses, and legal fees and disbursements incurred in those actions or proceedings.

         G.   APPLICABLE LAW.  This Agreement will be governed by Montana law.

         H. HEIRS, SUCCESSORS AND ASSIGNS. The terms of this Agreement will bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that except in connection with a permitted transfer of the Property as set forth in the Deed of Trust, the Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of the Lender, which consent shall not be unreasonably withheld. The Lender shall have the right to sell participations in the Loan to any other persons or entities without the consent of or notice to the Borrower, provided that no such action by the Lender shall relieve the Lender of its obligation to make disbursements of the Loan when required by this Agreement and to service the Loan. The Lender may disclose to any participants or prospective participants any information or other data or material in the Lender's possession relating to the Borrower, the Loan and the construction project, without the consent of or notice to the Borrower.

         I. ATTORNEYS' FEES. If any lawsuit is commenced to enforce any of the terms of this Agreement, the prevailing party will have the right to recover its reasonable attorneys' fees and costs of suit from the other party.

         J. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provisions.

         K. INTERPRETATION. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and do not define or limit any terms or provisions.

         L. TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement by the Borrower.

         M. AMENDMENTS. This Agreement may not be modified or amended except by a written agreement signed by the parties.

         N. COUNTERPARTS. This Agreement and any attached Consents or Exhibits requiring signatures may be executed in counterparts, but all counterparts shall constitute but one and the same document.

         0. RELATION TO LOAN COMMITMENT. The terms and provisions of this Agreement, the Note and the Deed of Trust supersede any inconsistent terms and conditions of the Lender's Construction Loan Commitment to the Borrower; provided that all obligations of the Borrower under the commitment to pay any fees to the Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, the Note and the Deed of Trust, and any failure of the

Borrower to perform any such obligations shall constitute a default hereunder.

         P. FORCE MAJEURE. The date for commencement of construction and Completion of Improvements shall be advanced for the period of time that construction is delayed by acts of God, war, riot, fire, strike, lockout, or other causes beyond Borrower's reasonable control (which shall not include inability for any reason to meet its financial obligations), provided that Completion of Improvements shall occur no later than 24 months from the date of this Agreement.

    Dated this 30th day of May, 1996.

                                  BORROWER:

                                  EMERITUS PROPERTIES II, INC.

                             By:  /s/ Raymond R. Brandstrom
                                  --------------------------------
                             By:  President
                                  --------------------------------

                                  Address:

                                  Market Place One
                                  2003 Western Avenue, Suite 660
                                  Seattle, Washington 98121


                                  LENDER:

                                  RMI CAPITAL MANAGEMENT CO.,
                                  a Colorado Corporation


                             By:  /s/ W. Bradley Frizell
                                  --------------------------------

                             By:  Managing Director
                                  --------------------------------

                                  Address:

                                  RMI Capital Management Co.
                                  Ptarmigan Place, Suite 640
                                  3774 Cherry Creek North Drive
                                  Denver, Colorado 80209


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